UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2024

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) On January 24, 2024, the Compensation Committee of H.B. Fuller Company (the “Company”) approved changes to the design of the H.B. Fuller Company Management Short-Term Incentive Plan (the “STIP”) applicable to certain executive officers as attached to this Current Report on Form 8-K as Exhibit 10.1. The changes made include:

(i)	Adding EBITDA margin as a metric at a weighting of 25%;
(ii)	Reducing the weighting of the EBITDA and net revenue metrics from 35% to 25% and the weighting of the Earnings Per Share (“EPS”) metric from 30% to 25%; and
(iii)
Implementing metric weighting of 35% for EPS, 25% for International Growth Markets EBITDA margin, 20% for International Growth Markets EBITDA, and 20% for International Growth Markets net revenue for the Company’s SVP, International Growth.

The changes to the STIP will be effective for any short-term incentive awards related to the Company’s 2024 fiscal year (or portion thereof, as applicable) and thereafter. The STIP provides an annual performance-based cash incentive opportunity for eligible employees. In general, the STIP design is based on financial metrics. The metrics will vary based on position and will generally include (i) EBITDA, (ii) EBITDA margin, (iii) net revenue and (iv) earnings per share. Each metric will have a target level of performance. Threshold and superior levels will be set for each metric. Payout will be determined for each metric based on performance relative to target. The target, threshold and superior levels of performance will be established near the beginning of each fiscal year. The foregoing description is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)(2) On January 22, 2024, the Compensation Committee of the Company approved the following increase in compensation for Celeste B. Mastin, President and Chief Executive Officer of the Company after review of market information and in recognition of her performance:

•	Annual Base Salary effective February 1, 2024: $1,000,000, an increase of approximately 5%.

•
Effective January 26, 2024, the target value of Ms. Mastin’s stock-based awards under the Company’s Long-Term Incentive Plan (the “LTIP”) was increased from 375% of her base salary to 550% of her base salary.

•
Ms. Mastin’s incentive opportunity under the STIP increased to a target incentive opportunity of 125% (from 120% in fiscal year 2023) of her base salary with a maximum incentive opportunity of up to 250% of her base salary under the STIP for the Company’s 2024 fiscal year.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

10.1	H.B. Fuller Company Management Short-Term Incentive Plan for Executive Officers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2024

H.B. FULLER COMPANY

By:	/s/ Gregory O. Ogunsanya
Gregory O. Ogunsanya
Senior Vice President, General Counsel and Corporate Secretary

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